UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2007
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 3, 2007, the Board of Directors confirmed Hans H. Olsen as the Company’s Chief Executive Officer (“CEO”). Mr. Olsen has been serving as the Company’s interim CEO since January 1, 2007. Along with this confirmation, Mr. Olsen was granted a restricted stock award (“RSA”) for 150,000 shares of the Company’s common stock and a stock option award to acquire 300,000 shares of the Company’s common stock at an exercise price of $1.42 per share, both of which vest in equal monthly installments over three years. Vesting accelerates on both the RSA and stock option on termination of Mr. Olsen without cause, or by Mr. Olsen for good reason, within three years following an agreement on change in control of the Company, so the shares subject to the RSA are immediately vested and the stock option is immediately exercisable. Termination for “good reason” means if Mr. Olsen has seen his responsibilities, duties, position or responsibilities reduced, his base salary reduced, his place of employment moved more than 50 miles, or if a successor does not assume the obligations of his RSA and stock option agreements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC. (Registrant)
	By:	/s/ Richard M. Brooks
Date: May 9, 2007		Richard M. Brooks
Interim Chief Financial Officer